Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-39529) of Crown Cork & Seal Company, Inc. of our report dated June 19, 1998 appearing on page 6 of this Form 11-K/A, as amended.




PricewaterhouseCoopers LLP
Philadelphia, PA
July 16, 1998